UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

Karuna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38958	27-0605902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 High Street, Floor 26 Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 449-2244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KRTX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2022, Karuna Therapeutics, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Bill Meury to serve as President and Chief Executive Officer of the Company and a member of the Board, effective as of January 3, 2023 (the “Effective Date”). Mr. Meury will serve as a Class I director, to serve until the Company’s annual meeting of stockholders in 2023. Following the Effective Date, Dr. Steve Paul, the Company’s current President and Chief Executive Officer, will transition to President of Research and Development and Chief Scientific Officer, and continue to serve as a member of the Board. Additionally, as of the Effective Date, Christopher Coughlin, the Company’s Lead Independent Director, will assume the role of Chairman of the Board.

Mr. Meury is currently a partner at Hildred Capital Management, a private equity firm focusing on the healthcare industry. He previously served as Executive Vice President and Chief Commercial Officer of Allergan from May 2016 until Allergan’s acquisition by AbbVie Inc. in May 2020. Prior to this role, he served as Allergan’s President, Branded Pharma from March 2015 to May 2016, and Executive Vice President, Commercial, North American Brands from July 2014 to March 2015. Mr. Meury served as Executive Vice President, Sales and Marketing at Forest prior to its acquisition by Allergan (then known as Actavis). He joined Forest in 1993 and held multiple roles of increasing responsibility in Marketing, New Products, Business Development, and Sales. Before joining Forest, Mr. Meury worked in public accounting for Reznick Fedder & Silverman and in financial reporting for MCI Communications. Mr. Meury serves on the Board of Directors of Syndax Pharmaceuticals and The Jed Foundation. He received a B.S. in Economics from the University of Maryland.

Under the terms of the employment agreement between Mr. Meury and the Company, Mr. Meury will receive an annualized base salary of $750,000 and will be eligible to earn annual incentive compensation with a target amount equal to 75% of his base salary. Mr. Meury will receive initial equity grants consisting of (i) stock options with a value of $8,000,000, with 25% of such stock options vesting on the first anniversary of the Effective Date and the remainder vesting in equal quarterly installments over the following three years; and (ii) a restricted stock unit (“RSU”) grant of $8,000,000, with 25% of such RSUs vesting on each one year anniversary of the Effective Date. The number of shares subject to such awards will be calculated using the average closing price of the Company’s common stock during the 30-day period up to and including the date of grant.

If Mr. Meury is terminated by the Company without “cause” or Mr. Meury resigns for “good reason” (each as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in the Company’s favor, he will be entitled to receive (i) an amount equal to 12 months of his base salary, payable in substantially equal installments over 12 months following his termination, (ii) his pro-rated target bonus, (iii) acceleration of vesting of all time-based stock options and other stock-based awards held by Mr. Meury that would have vested in the 12 months following his termination, and (iv) if Mr. Meury elects continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 12 months following his termination, the date he becomes eligible for group medical benefits with another employer or the end of his COBRA health continuation period.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Mr. Meury’s employment is terminated by the Company without cause or Mr. Meury resigns for good reason, in either case within 3 months prior to or 12 months following a “change in control” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in the Company’s favor, he will be entitled to receive (i) an amount equal to 24 months of his base salary plus two times his target bonus for the year, payable within 60 days of his date of termination, (ii) full acceleration of vesting of all time-based stock options and other stock-based awards held by Mr. Meury on the termination date, and (iii) if Mr. Meury elects continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 24 months following his termination, the date he becomes eligible for group medical benefits with another employer or the end of Mr. Meury’s COBRA health continuation period.

Mr. Meury is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

The above summary is not complete and is qualified in its entirety by the employment agreement, a copy of which is being attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 6, 2022 the Company issued a press release announcing the appointment of Mr. Meury as President and Chief Executive Officer of the Company effective as of January 3, 2023 as well as Dr. Paul’s resignation as President and Chief Executive Officer and appointment as President of Research and Development and Chief Scientific Officer. A copy of the press release is being furnished as Exhibit 99.1 and incorporated herein by reference.

The press release being furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated November 30, 2022, by and between the Company and William Meury

99.1	Press Release issued by Karuna Therapeutics, Inc., dated December 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARUNA THERAPEUTICS, INC.

Date: December 6, 2022	By:	/s/ Troy Ignelzi
Troy Ignelzi Chief Financial Officer